Exhibit 13.2

NEWSBEAT SOCIAL EMAIL COMMUNICATION RELATING TO THE OFFERING

From: Stanley W. Fields stanley@newsbeatsocial.com
Subject: NewsBeat Social IPO - Need your help!
Date: June 29, 2016 at 11:11 AM
To: tyler@newsbeatsocial.com

SF

NewsBeat Social
NBS IPO

Dear select close friends and family of NewsBeat Social,

We are excited to tell you that we are nearing our qualification date for our upcoming IPO.

And we need your help.

On the day of qualification, we would like our close friends and family to be the first to invest and help us by going through the investment process before we go live with the other 17,000+ people who have signed up to participate.

Please click the link below and we will add your name to our Private Launch list.

Please click below and we will add your name to our Private Launch list

Sign up for Launch

On the day of qualification, you will receive an email letting you know you can invest along with instructions on how to invest.

Within 24 hours, please complete your planned investment.

We have tested the process several times, but if you experience any technical issues or problems, please let us know via email at ipo@newsbeatsocial.com.

Thanks to every one of you for supporting us.

Thank you,

Stanley W. Fields
STANLEY W. FIELDS

Stanley W. Fields I CEO & Founder

Newsbeat Social
3123 NW Industrial St.
Portland, OR 97210

This email was sent to tyler@newsbeatsocial.com. To ensure that you continue receiving our emails, please add us to your address book or safe list.

Page 1 of 20

Privacy Policy | Contact Us | Press | Unsubscribe

NewsBeat Social is a video-first news agency gathering coverage from around the world and delivering premium, fact-intensive 1-minute news reports across social media. NBS’s news reports cover politics, business, entertainment, sports, culture, health, and trends. NBS has attracted more than 2.8 million fans on Facebook and its reports have been viewed over 423 million times. Founded in 2013, NBS is gathering and delivering news to today’s time-pressed, mobile-focused audiences around the world.

LEGAL LEGEND: An offering statement relating to securities of NBS has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. You may obtain a copy of the most recent version of the preliminary offering circular by clicking on the following link: https://www.sec.gov/Archives/edgar/data/1661424/000114420416107899/v436752_partiiandiii.htm

No money or other consideration is being solicited in connection with this information, and if sent in response, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person’s indication of interest involves no obligation or commitment of any kind. No offer to sell any securities, and no solicitation of an offer to buy any securities, is being made in any jurisdiction in which such offer, sale or solicitation would not be permitted by law.

From: **Geoff Campbell** geoff.campbell@newsbeatsocial.com
Subject: **Scheduling call with Geoff Campbell, President of NewsBeat Social**
Date: **June 29, 2016 at 11:05 AM**
To: tyler@newsbeatsocial.com

GC

NewsBeat Social
NBS IPO

Dear Tyler,

Thank you for your interest in our crowd-financed IPO. With the investment window opening soon, I wanted to reach out and let you know of the investor materials available to you today.

1. Investor Video Series
2. Latest Offering Circular
3. FAQ

This week, I'm making myself available for phone calls with high value potential investors to answer any questions they might have on the company or the IPO process. You can simply schedule a time by clicking this link below.

Schedule Now

https://calendly.com/geoffcampbell

Looking forward to speaking with you further and to a successful IPO.

GEOFF CAMPBELL

Geoff Campbell I President

Newsbeat Social
3123 NW Industrial St.
Portland, OR 97210

This email was sent to tyler@newsbeatsocial.com. To ensure that you continue receiving our emails, please add us to your address book or safe list.

Privacy Policy I Contact Us I Press I Unsubscribe

Page 3 of 20

NewsBeat Social is a video-first news agency gathering coverage from around the world and delivering premium, fact-intensive 1-minute news reports across social media. NBS’s news reports cover politics, business, entertainment, sports, culture, health, and trends. NBS has attracted more than 2.8 million fans on Facebook and its reports have been viewed over 423 million times. Founded in 2013, NBS is gathering and delivering news to today’s time-pressed, mobile-focused audiences around the world.

LEGAL LEGEND: An offering statement relating to securities of NBS has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. You may obtain a copy of the most recent version of the preliminary offering circular by clicking on the following link: https://www.sec.gov/Archives/edgar/data/1661424/000114420416107899/v436752_partiiandiii.htm

No money or other consideration is being solicited in connection with this information, and if sent in response, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person’s indication of interest involves no obligation or commitment of any kind. No offer to sell any securities, and no solicitation of an offer to buy any securities, is being made in any jurisdiction in which such offer, sale or solicitation would not be permitted by law.

From: **Tyler Peterson** tyler.peterson@newsbeatsocial.com
Subject: [Test Send]: WATCH NewsBeat Social Investor Series
Date: June 29, 2016 at 1:35 PM
To: tyler.peterson@newsbeatsocial.com

NewsBeat Social
NBS IPO

As we get closer to the point in our Regulation A+ IPO when we can accept investor orders for our shares, we wanted to give you the chance to review our investor video presentations. NewsBeat Social President, Geoff Campbell, provides our perspective on the future of news and why we believe NewsBeat Social is well positioned to become a leading global news agency. The videos are short and informative, and guide you through the key aspects of our business and an investment in our shares.

NewsBeat Social
Investor Video Series
CROWD-FINANCED
NEWS
Geoff Campbell, President
READ LEGEND: nbs.io/1UeyZ9U

Videos include:

1. Market Opportunity
2. Business Model
3. Distribution Strategy
4. Competitive Analysis
5. Growth Initiatives
6. The Regulation A+ IPO process we're running to access our next round of growth capital and a roadmap to NASDAQ.

And much more...
In addition to the investor videos, please review the most recent version of our preliminary offering circular by clicking on the following link:

If you have any specific questions about our business, the investor videos or an investment in our shares, please be sure to visit the Help Center to view our FAQs, or submit your own question to us and a team member will be sure to get back to you.

Thank you for supporting crowd-financed news,
The NewsBeat Social Management Team

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NEWSBEAT SOCIAL WEB PAGES RELATING TO THE OFFERING

Investor Presentation - Ne
ipo.newsbeatsocial.com/investor-presentation/
INVESTOR VIDEO SERIES
NewsBeat Social President, Geoff Campbell, provides our perspective on the future of news and why NewsBeat Social is positioned to be the next leading global news agency. The videos are short, informative, and guide you through each aspect of the business and investment.
Name *
Name
Email address *
Email Address
Phone Number
Phone Number
Submit
NewsBeat Social
Investor Video Series
Geoff Campbell, President
NEWS

Page 7 of 20

NewsBeat Social
Reg A+ IPO

WRHAMBRECHT+CO

Investor Presentation

NewsBeat Social
Investor Video Series
CROWD-FINANCED
NEWS
Geoff Campbell, President
Introduction
Investment Highlights
Offering: Reg A+ IPO

Investor Presentation
Download

Questions?

Vistit the NBS Help Center to read the FAQ or ask us a question.

NewsBeat Social
Help Center

Terms of Use | Privacy Policy | Support | Contact Us

Copyright © 2016 NewsBeat Social

Page 8 of 20

NEW: NewsBeat Social Investor Video Series Watch Now

NewsBeat Social
Reg A+ IPO

WRHAMBRECHT+CO

Sign Up Today

LEARN MORE ABOUT INVESTING IN OUR UPCOMING IPO

EMAIL ADDRESS | CONFIRM EMAIL | COUNTRY | SIGN UP

17,180/20,000
PROSPECTIVE INVESTORS

NewsBeatSocial
Reg A+ IPO
WRHAMBRECHT+CO

NewsBeat By The Numbers[1]

8 BILLION	Times our news has been presented in Facebook
423 MILLION	Total video views
2.8 MILLION	Facebook Fans
30,000	News reports distributed
50	News reports distributed per day
< $100	Cost per news report

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TOTAL VIDEO VIEWS
400m
300m
200m
100m
12m
62m
349m
2013
2014
2015

ENGAGEMENT RATE²
20%
15%
10%
5%
8.2%
15.3%
2014
2015

MONTHLY UNIQUE REACH
60m
45m
30m
15m
35.8m
59.5m
Dec 2014
Dec 2015

Investment Thesis

" The big opportunity for the News Industry in the next 5 to 10 years is to increase its market size 100X and drop prices by 10X...become larger and much more important in the process. "

-Marc Andreessen, Wired [2014]

Like the music industry before it, the $174B global news industry is going through a disruptive digital transition. NBS is a high growth, high engagement, low cost news agency, targeting Millennials who live on social media through their mobile devices. NBS can lead this market transition by:

1. Scaling news gathering, including our "Uber-like" model for journalists

2. Expanding distribution to more social channels such as Snapchat and WhatsApp

3. Launching our premium subscription app

Investor Video Series

NewsBeat Social President, Geoff Campbell, provides our perspective on the future of news and why NewsBeat Social is positioned to be the next leading global news agency. The videos are short, informative, and guide you through each aspect of the business and investment.
Watch Now

NewsBeat Social
Investor Video Series
CROWD-FINANCED
NEWS
READ LEGEND: nbs.io/1UeyZ9U
Geoff Campbell, President

Addition of the investor video series and the accompanying text to ipo.newsbeatsocial.com.

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Roadmap to NASDAQ

✔ SEC FILING
Similar to a traditional IPO, Reg A+ involves filing formal documentation including audited financial statements.

✔ PRE-QUALIFICATION
While the SEC reviews filing, NewsBeat Social can begin generating interest to invest.

INVESTMENT
Upon qualification and approval from the SEC, prospective investors can complete their investments through WR Hambrecht + Co, NewsBeat Social's bankers.

LISTING
Upon receipt of at least $7m of investment, NewsBeat Social plans to complete the offering and list on NASDAQ.

Changed the minimum under "Listing" from $15m to $7m.

By investing in NewsBeat Social, you will own common shares of the company. You will be able to trade those shares on NASDAQ if we are successful with completing our offering.

Questions?

Visit the NBS Help Center to read the FAQ or ask us a question.

NewsBeat Social
Help Center

1. All numbers as of December 2015.

2. Engagement rate is the percentage of people who saw a NewsBeat Social Facebook post that viewed, liked, shared, clicked or commented.

Terms of Use | Privacy Policy | Support | Contact Us

Copyright © 2016 NewsBeat Social

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NBS IPO
Invest in our crowd-financed Reg A+ IPO!
Sign Up
NewsBeat Social
About
IPO
Search
World
U.S.
Politics
Business
Science & Technology
Health
Media
Sports
Entertainment
Style
Weather
Religion
More
Discover the power
of one-minute news.
NewsBeat Social is a video-first news agency gathering coverage from around the world and distributing premium, fact-intensive one-minute news reports across social media.
Our Channels
You Tube
Management Team
Stanley W. Fields
CEO & Founder
Is an entrepreneur, with 30 years of experience identifying market opportunities and seizing them to create shareholder value.
Geoff Campbell
President
Prior to his role at NewsBeat Social, Campbell founded and lead AllSay, a personalized news app that was acquired by NBS in 2015. Former executive DISH Network, Sony, Boston Consulting Group.
Tyler Peterson
Director of Operations & Co-Founder
Responsible for creating and implementing the digital workflow, employee operations, technology, and social distribution of news at NBS. Previously, Peterson launched Pod27, an online collaboration tool for film productions to manage their digital assets and document workflow.
Myron Landin
CFO
Assisted early stage companies in the IPO process, including financial statement preparation, SEC registration statements and reports required to complete initial registrations and qualifications. Business and financial executive, consultant/advisor and certified public accountant.

Removed Mary Nickerson from Management Team section.

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Company History

2012

APR 17, 2012
Founded
Stanley W. Fields founded NewsBeat Social, wrote the investment thesis and raised the initial founders' investment May 2012.

DEC, 2012
Angel Seed Investment Closed
Stanley sourced and closed angel seed investment over a 7-month period following the founding date.

2013

JAN 03, 2013
Newsroom Opens
Stanley, Tyler and Molly Riehl walked into the empty NewsBeat Social headquarters January 3, 2013 – Video Journalist, Enya Chiu, was hired January 4, 2013.

JAN, 2013
Facebook Channel Launch

FEB, 2013
Twitter Channel Launch

FEB 07, 2013
First News Report
NBS posted its first video to its Facebook page.

MAR, 2013
NYC Bureau
NBS launched its first remote backpack reporter, David Folk Thomas, in New York City. To date, he's completed 3,000+ reports from the Big Apple

AUG, 2013
First Million View Month
August 2013 - Our first million view month.

Monthly Total Views
1.4 MILLION

SEP, 2013
DC Bureau
2nd backpack reporter added in Washington D.C. Currently, Caitlin Mangum is our trusted correspondent reporting daily from the United States Capitol.

DEC 31, 2013
Year-End Snapshot

TOTAL VIEWS	12,176,946
FACEBOOK FANS	834,996
NEWSROOM TEAM	16
DAILY REPORTS	42
LIFETIME REPORTS DISTRIBUTED	7,183

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2014

JAN 19, 2014

A Million Fans

One year into the operation and our Facebook page reached 1 million fans.

Total Facebook Fans

FEB 27, 2014

Industry Movement

WIRED — Marc Andreessen Thinks the News Business Is About to Grow 1,000 Percent

JUN, 2014

First 5 Million View Month

June 2014 - Our first 5-million view month

Monthly Total Views
5.1 MILLION

AUG 03, 2014

Cultural Tipping Point

Last Week Tonight with John Oliver: Native Advertising

SEP 09, 2014

Industry Movement

AdAge — Facebook's Strategy to Take on YouTube Comes Into View

OCT, 2014

Philippine Bureau

First international bureau in Makati, Philippines opened, with correspondent Jori Pamintuan reporting daily.

OCT 28, 2014

2 Million Fans

Our fan page surpasses 2 million fans in less than two years.

Total Facebook Fans
2 MILLION

DEC 31, 2014

Year-End Snapshot

TOTAL VIEWS	62,475,925
FACEBOOK FANS	2,195,098
NEWSROOM TEAM	21
DAILY REPORTS	45
LIFETIME REPORTS DISTRIBUTED	19,794

2015

FEB 1, 2015

100 Million Views

Lifetime Total Views

APRIL, 2015

YouTube Channel Launch

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MAY, 2015
Instagram Channel Launch

JUL 01, 2015
Geoff Campbell Joined
Geoff Campbell joins NewsBeat Social as President.

AUG 01, 2015
Myron Landin Joined
Myron Landin joins NewsBeat Social as Chief Financial Officer.

NOV, 2015
First 40 Million View Month
November 2015 - Our first 40-million view month

Monthly Total Views

NOV 18, 2015
Cultural Tipping Point
South Park - Sponsored Content

DEC 31, 2015
Year-End Snapshot

TOTAL VIEWS	346,813,001
FACEBOOK FANS	3,793,569
NEWSROOM TEAM	21
DAILY REPORTS	53
LIFETIME REPORTS DISTRIBUTED	30,000

2016

MARCH 3, 2016
Regulation A+ IPO filed with SEC
NewsBeat Social is the first company with a monthly reach of 59 million people on Facebook to file for an IPO under SEC's newly amended Regulation A.
NewsBeat Social Pairs with WR Hambrecht for Reg A+ Offer of Up to $50 Million

Removed Mary Nickerson from timeline.

Added SEC Filing date to timeline

Technology Partners

Kaltura

Open source video platform for online video management, creation, and collaboration.

- Leading CMS technology for major media, enterprise and education

SOCIALFLOW

SocialFlow is a software company that increases distribution of owned and earned content across social media platforms.

- #1 social media management tool
- 1.2 million active posts per month
- 250 billion social impressions per year
- Content reached 558 million unique users per quarter

Press Coverage

For press coverage, press releases and more, please visit the NewsBeat Social Press Center.

NewsBeat Social Press Center

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NEWSBEAT SOCIAL HELP CENTER FAQ RELATING TO THE OFFERING

Updates the help center pages note the new minimum of $1m instead of $15m.

NewsBeat Social
Help Center

Submit a request | Sign in

NewsBeat Social > Crowd-Financed Reg A+ IPO > Investing (Not Available Yet)

Search

Do I get my money back if NewsBeat Social does not reach its minimum funding goal?

Tyler Peterson
June 10, 2016 14:21

Yes. Should the offering fail to reach its minimum funding goal of $1 million, all investor funds will be refunded. If an investor has deposited money into escrow to purchase offered securities and the offering is cancelled for any reason, the money in the escrow account will be returned in whole to the investor, without deduction or interest. No securities will be issued in the event of a canceled offering.

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NewsBeat Social
Help Center

Submit a request Sign in

NewsBeat Social > Crowd-Financed Reg A+ IPO > Indicating My Interest (Available Now)

Search

What if I do not provide an indication of interest, but change my mind and want to invest later?

Tyler Peterson
June 10, 2016 14:21

If we have reached the minimum amount of investment of $1 million, the offering will close when we reach the maximum amount of investments we wish to accept, up to $50 million, or when we otherwise decide to close it. You can invest at any time after qualification and while the offering is still open, but if the offering is oversubscribed, investors that provided an indication of interest in advance will be considered for priority access. Oversubscription is a situation in which investors have subscribed to buy more shares than will be available.

Was this article helpful? 0 out of 0 found this helpful

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0 Comments

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Recently viewed articles

- Do I get my money back if NewsBeat Social does not reach its minimum funding goal?
- Do I need to provide any information to invest?
- Who is FundAmerica and why are they involved?
- When will I get my shares?
- If I purchase shares, will I be able to resell them? When? Will the shares be on a stock exchange?

Related articles

- Can anybody invest?
- Help, I'm experiencing a problem providing my indication of interest!
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- If I indicate my interest, will I be required to invest that amount?

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Page 17 of 20

ANCHOR VIDEO SCRIPT

Hi there world
We're the anchors of newsbeat social
A digital news agency
Bringing you one-minute video reports from around the globe
Millions are already watching our news
But we want to grow even more
That's why we plan to list on Nasdaq
More than 16,000 people have already signed up
To invest in our crowd-funded IPO
Want to support independent news too?
Click the link to find out how
And thanks for giving us a minute of your time

Page 19 of 20

NEWSBEAT SOCIAL INVESTOR PRESENTATION RELATING TO THE OFFERING

14. Management Team

ipo.newsbeatsocial.com/investor-presentation/
Management Team, Key Advisors
Stanley Fields
CEO, Founder
Serial entrepreneur. Run & invested in 40+ ventures.
Geoff Campbell
President
Former executive DISH Network, Sony, Boston Consulting Group
Tyler Peterson
Myron Landin
CFO
Victoria Pope
Advisor
Veteran Journalist, Editor-in-chief Smithsonian Journeys
Reese Schonfeld
Advisor
Co-founder, CNN
Co-founder, Food Network
Dr. Jaime Laya
Advisor
NewsBeatSocial
Board of Directors
Advisory Board
CEO
President
COO
CMO
CFO
Newsroom Director
CTO
Distribution
Sales & Advertising
HR & Admin
Assignment Editors
Video Editors
Anchors
Writers
Distribution

Newsbeat's management and advisory team includes entrepreneurs and corporate executives who have successfully grown early stage companies involved industry transitions.

Reese Schonfield, the co-founder of CNN and of the Food Network, is also an advisor to the company who has helped shape our company from the beginning. He likens the transition to digital news as the same kind of news revolution that happened with cable news. Victoria Pope, is an advisor to the company, the former managing editor of US News and World Report, works with us to help screen our senior journalists and advises us on journalism practices broadly.

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